As filed with the Securities and Exchange Commission on November 21, 2013
No. 333-190414
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IDEAL POWER INC.
(Exact name of registrant as specified in its charter)

Delaware	3620	14-1999058
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669
(512) 264-1542
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Bundschuh
Chief Executive Officer
Ideal Power Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669
(512) 264-1542
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kevin Friedmann, Esq. Richardson & Patel LLP The Chrysler Building 405 Lexington Avenue, 49th Floor New York, New York 10174 Telephone: (212) 561-5559 Fax: (917) 591-6898	Scott Bartel, Esq. Eric Stiff, Esq. Locke Lord LLP 500 Capitol Mall, Suite 1800 Sacramento, California 95814 Telephone: (916) 930-2500 Fax: (916) 930-2501

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [X]  Registration No. 333-190414

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)
Title of Each Class of Securities to be Registered
Common Stock, $0.001 par value per share (2)	575,000	$5.00	$2,875,000	$370.30
Common Stock underlying Underwriter’s Warrant	57,500	$6.25	$359,375	46.29
Total	632,500		$3,234,375	$416.59

(1)  Calculated pursuant to Rule 457(a) under the Securities Act of 1933.
(2) Represents only the additional amount of securities being registered. The Registrant previously registered an aggregate of $16,171,875 of its shares on the Registrant’s Registration Statement on Form S-1 (File No. 333-190414) declared effective on November 21, 2013, for which a filing fee was previously paid.

The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to increase the dollar amount and number of securities registered under the registration statement on Form S-1 (Registration No. 333-190414) declared effective on November 21, 2013 (the “Initial Registration Statement”), by $3,234,375 and 632,500, respectively, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the Initial Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description of Exhibit
5.1	Opinion of Richardson & Patel LLP (filed herewith)
23.1	Consent of Independent Registered Public Accounting Firm, Gumbiner Savett, Inc. (filed herewith)
23.2	Consent of Richardson & Patel LLP (including in Exhibit 5.1)
24.1	Power of Attorney (previously filed on the signature page to the Registration Statement on Form S-1 (File No. 333-190414) filed with the SEC on August 6, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spicewood, State of Texas, on November 21, 2013.

IDEAL POWER INC.

	By:	/s/ Paul Bundschuh
Date: November 21, 2013		Paul Bundschuh, Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: November 21, 2013	/s/ Paul A. Bundschuh
Paul A. Bundschuh
Chief Executive Officer and Director
(Principal Executive Officer)

Dated: November 21, 2013	/s/ Timothy W. Burns
Timothy W. Burns
Chief Financial Officer
(Principal Financial and Accounting Officer) and Secretary

Dated: November 21, 2013	/s/Charles De Tarr
Charles De Tarr
Vice President, Finance

Dated: November 21, 2013	/s/ Lon E. Bell*
Lon E. Bell, Ph.D., Director

Dated: November 21, 2013	/s/ Mark L. Baum*
Mark L. Baum, Director

Dated: November 21, 2013	/s/ David B. Eisenhaure
David B. Eisenhaure, Director

* /s/ Paul A. Bundschuh
Paul A. Bundschuh, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Richardson & Patel LLP (filed herewith)
23.1	Consent of Independent Registered Public Accounting Firm, Gumbiner Savett, Inc. (filed herewith)
23.2	Consent of Richardson & Patel LLP (including in Exhibit 5.1)
24.1	Power of Attorney (previously filed on the signature page to the Registration Statement on Form S-1 (File No. 333-190414) filed with the SEC on August 6, 2013)